CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275566 on Form S-6 of our report dated January 4, 2024, relating to the financial statement of FT 11175, comprising S&P International Dividend Aristocrats Port. 1Q '24 (S&P International Dividend Aristocrats Portfolio, 1st Quarter 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 4, 2024